UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):         April 25, 2023

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	NAVB	NYSE American
Preferred Stock Purchase Rights	N/A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

Keystone Transaction

On April 26, 2023, Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Keystone Capital Partners, LLC (“Keystone”), whereby the Company may offer and sell, from time to time at its sole discretion, and whereby Keystone has committed to purchase, up to $2,750,000 of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) (but subject to the limitations described below). Under the Purchase Agreement, the Company has agreed to issue to Keystone 400,000 shares of Common Stock as commitment shares (the “Commitment Shares”), with 200,000 shares being delivered on the date of the Purchase Agreement and the remaining 200,000 shares to be delivered upon the Company raising a minimum of $2,750,000 under the Purchase Agreement or any other source. Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Keystone, pursuant to which it agreed to provide Keystone with certain registration rights related to the shares issued under the Purchase Agreement (the “Registration Rights Agreement”).

The Company may, from time to time and at its sole discretion, direct Keystone to purchase shares of Common Stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of Common Stock at the time of sale as computed under the Purchase Agreement. There is no upper limit on the price per share that Keystone could be obligated to pay for Common Stock under the Purchase Agreement. The Company will control the timing and amount of any sales of Common Stock to Keystone, and Keystone has no right to require the Company to sell any shares to it under the Purchase Agreement. Actual sales of shares of Common Stock to Keystone under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time.

Under the applicable NYSE American rules, in no event may the Company issue to Keystone under the Purchase Agreement more than 6,567,409 shares of Common Stock, which represents 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable NYSE American rules, or (ii) the price per share paid by Keystone for all of the shares of Common Stock purchased from the Company pursuant to the Purchase Agreement, if any, equals or exceeds the lower of (A) the official closing price of the Common Stock immediately preceding delivery of the purchase notice to Keystone and (B) the average of the closing sale prices of the Common Stock for the five (5) business days immediately preceding the delivery of the purchase notice.

In all cases, the Company may not issue or sell any shares of Common Stock to Keystone under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Keystone and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in Keystone beneficially owning more than 4.99% of the outstanding shares of Common Stock.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its Common Stock to Keystone. The Company expects that any proceeds received by it from such sales to Keystone will be used for working capital and general corporate purposes, including the Company’s Phase IIb (NAV3-32) and Phase III (NAV3-33) trials.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and Keystone, limitations and conditions regarding sales of Common Stock, indemnification rights and other obligations of the parties.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement other than a prohibition (with certain limited exceptions) on entering into a dilutive securities transaction during certain periods when the Company is selling Common Stock to Keystone under the Purchase Agreement. Keystone has agreed that, during the term of the Purchase Agreement, it will not engage in or effect, directly or indirectly, any short sales involving the Company’s securities or any hedging transaction that transfers the economic risk of ownership of the Common Stock.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the expiration of the Registration Statement, (ii) the date on which Keystone shall have purchased from the Company under the Purchase Agreement the aggregate limit of 6,567,409 shares of Common Stock, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the NYSE American or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving the Company has been commenced that is not discharged or dismissed prior to such trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of the Company’s property or the Company makes a general assignment for the benefit of creditors. The Company has the right to terminate the Purchase Agreement at any time after the Commencement Date (as defined in the Purchase Agreement), at no cost or penalty, upon one trading day’s prior written notice to Keystone. Keystone has the right to terminate the Purchase Agreement upon ten trading days’ prior written notice to the Company if certain specified events occur. The Company and Keystone may also agree to terminate the Purchase Agreement by mutual written consent. Neither the Company nor Keystone may assign or transfer the Company’s respective rights and obligations under the Purchase Agreement.

The offer and sale of the securities that may be issued and sold under the Purchase Agreement (including 200,000 Commitment Shares), and the resale of such securities by Keystone, are registered under the Securities Act of 1933, as amended (the “Securities Act”), under the Company’s shelf registration statement on Form S-3 (File No. 333-252847) (the “Registration Statement”), and the related base prospectus, dated February 16, 2021, as supplemented by a prospectus supplement to be filed with the SEC pursuant to Rule 424(b) under the Securities Act. A copy of the legal opinion relating to the validity of the Common Stock that may be issued and sold pursuant to the Purchase Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Copies of the Purchase Agreement and Registration Rights Agreement are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Bridge Note

On April 25, 2023, John K. Scott, Jr., the current Vice Chairman of the Board, agreed to makes advances to the Company in the aggregate principal amount of up to $300,000 under the terms of a secured bridge note (the “2023 Bridge Note”). On April 26, 2023 the Company received an advance of $225,000 under the 2023 Bridge Note. The Company will pay a non-refundable fee of $15,000 to Mr. Scott at maturity. The 2023 Bridge Note will mature on June 26, 2023. The Company’s obligations under the 2023 Bridge Note are secured by all of the Company’s assets, as specified in that certain Security Agreement dated as of April 10, 2022, as amended on April 25, 2023 (the “Security Agreement”) in favor of Mr. Scott.

Copies of the 2023 Bridge Note and Security Agreement are filed herewith as Exhibits 10.3 and 10.4 and are incorporated herein by reference. The foregoing descriptions of the 2023 Bridge Note and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 2.03         Creation of a Direct Financial Obligation

The information set forth under “Bridge Note” in Item 1.01 is incorporated herein by reference.

Item 8.01         Other Events

On April 26, 2023 the Company executed a Letter of Intent with Respect to Cardinal Milestone Payment (the “LOI”) with Keystone. Pursuant to the LOI, the parties intend that, subject to the satisfaction of various conditions, Keystone would acquire a $10,000,000 milestone payment which would be paid to the Company by Cardinal Health 414, LLC (“Cardinal Health”) at such time as annual sales of Lymphoseek exceed $100,000,000 in a fiscal year for a purchase price of $8,000,000. The right to receive the milestone payment will be backed by the Company’s issuance of 10,000 shares of Series I convertible preferred stock (“Series I Stock”) plus 5-year warrants with an exercise price of $0.50 per share. The Series I Stock will be forfeited upon payment of the milestone payment to Keystone. The conditions to closing include, among others, (i) the Company raising a minimum amount of new equity as agreed upon by the parties, and (ii) Mr. Scott converting all of his promissory notes into shares of Series I Stock and warrants.

Item. 9.01         Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Exhibit Description

5.1	Opinion of Maslon LLP
10.1	Common Stock Purchase Agreement dated as of April 26, 2023 between Navidea Biopharmaceuticals, Inc. and Keystone Capital Partners, LLC
10.2	Registration Rights Agreement dated as of April 26, 2023 between Navidea Biopharmaceuticals, Inc. and Keystone Capital Partners, LLC
10.3	Secured Bridge Note dated as of April 25, 2023
10.4	First Amendment to Security Agreement dated as of April 25, 2023 between Navidea Biopharmaceuticals, Inc. and John Kim Scott, Jr.
23.1	Consent of Maslon LLP (included in Exhibit 5.1)
99.1	Press release dated April 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: April 27, 2023	By:	/s/ Joseph W. Meyer
Joseph W. Meyer Director, Finance and Accounting (Principal Financial Officer)

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